Exhibit 5

McGuireWoods LLP

One James Center

Richmond, Virginia 23219

August 17, 2006

Markel Corporation

4521 Highwoods Parkway

Glen Allen, Virginia 23060

Ladies and Gentlemen:

We have advised Markel Corporation, a Virginia corporation (the “Company”), in connection with (i) the Registration Statement on Form S-3 (File No. 333-130497) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), the Company’s debt securities, among other things, to be offered from time to time by the Company on terms to be determined at the time of the offering, and (ii) the issuance by the Company of its 7.50% Senior Debentures due 2046 (the “Notes”) as described in the Company’s Prospectus, dated December 20, 2005, which is a part of the Registration Statement, and Prospectus Supplement, dated August 15, 2006 (the “Prospectus Supplement”). The Notes are being issued under the Indenture dated as of June 5, 2001, between the Company and J.P. Morgan Trust Company, National Association (as successor to The Chase Manhattan Bank), as trustee (the “Trustee”), to be supplemented by a Fourth Supplemental Indenture dated as of August 22, 2006 (collectively the “Indenture”), the resolutions of the Board of Directors of the Company dated February 25, 2005 and the Approval of Authorized Officers dated August 15, 2006, and are being offered to the public in accordance with an Underwriting Agreement and related Pricing Agreement, dated August 15, 2006, among the Company and the Underwriters named therein. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Indenture.

We have examined such corporate records, certificates and other documents, and reviewed such questions of law, as we have considered necessary or appropriate for the purpose of this opinion.

On the basis of such examination and review, we advise you that, in our opinion, when the Notes have been duly issued and sold in the manner contemplated by the Registration Statement and the Prospectus Supplement, and assuming due authentication thereof by the Trustee or the Authenticating Agent in accordance with the provisions of the Indenture, as amended and supplemented, the Notes will constitute valid and binding obligations of the Company.

Markel Corporation

August 17, 2006

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and the incorporation of this opinion by reference in the Registration Statement and to references to us under the heading “Legal Matters” in the Registration Statement and under the heading “Validity of Debentures” in the Prospectus Supplement relating to the Notes. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ McGuireWoods LLP